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                                                                  Ex. 11(b)
                                         ASSISTANT SECRETARY'S CERTIFICATE



I, Julie A. Tedesco, Assistant Secretary of St. Clair Funds, Inc. ("St. Clair"), hereby certify that the following resolution authorizing Paul Roye, Julie Tedesco and Teresa Hamlin to sign St. Clair's Registration Statements on behalf of Lee Munder, President of St. Clair, has been adopted, at a meeting of the Board of Directors duly called and held on May 6, 1997, at which a quorum was present and acting throughout:

         RESOLVED, that the Board of Directors hereby authorizes Paul Roye, Julie Tedesco and Teresa M.R. Hamlin to execute and sign on behalf of Lee Munder, President of St. Clair, all amendments and supplements to St. Clair's Registration Statements on Form N-1A pursuant to a power of attorney from Lee Munder and hereby ratifies the execution of such Registration Statements by such persons.



Dated:  May 8, 1997                         /s/ Julie A. Tedesco
                                            --------------------
                      Julie A. Tedesco, Assistant Secretary
                              St. Clair Funds, Inc.